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                                                                    EXHIBIT 10.6

                              AMENDED AND RESTATED
                            TAX" ALLOCATION AGREEMENT
                                SUPPLEMENT NO. I



This Supplement, dated as of the 31st day of August, 1999, is by and among MBIA Inc., a Connecticut stock insurance company ("P"), MBIA Insurance Corporation ("Corp."), a New York corporation, and a subsidiary of Corp., MBIA Insurance Corp, of Illinois ("MBIA Illinois"), an Illinois corporation.

WITNESSETH:

WHEREAS, P and Corp. originally entered into a Tax Allocation Agreement (the "Agreement") dated as of January 1, 1987, subsequently amended and restated as of January 1, 1990, attached hereto as Exhibit A; and

WHEREAS, the fourth WHEREAS clause in the Agreement extends the Agreement to Corp.'s present and future subsidiaries; and

WHEREAS, MBIA Illinois is a wholly-owned subsidiary of Corp.; and

WHEREAS, MBIA Illinois is required to be in compliance with all applicable Illinois laws and regulations and therefore must add certain provisions to the Agreement;

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.  Pursuant to 50 Ill. Adm. Code 942, and only with respect to MBIA Illinois:

Settlements will be no later than thirty (30) days after the filing of the return, unless a refund is due from a taxing authority, in which case the settlement may be thirty (30) days after receipt of the refund from the taxing authority.

2. Pursuant to 50 Ill. Adm. Code 942. and only with respect to MBIA Illinois:

All settlements must be in the form of cash or securities eligible for investment under the Illinois Insurance Code.

IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers, effective as of August 31st 1999.

MBIA INC.

By:      Gary C. Dunton President



MBIA INSURANCE CORPORATION

By:      Gary c. Dunton, President



MBIA INSURANCE CORP. OF ILLINOIS

By:      Richard L. Weill, President